UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Washington Federal, Inc.

(Exact name of registrant as specified in its charter)

Washington	91-1661606
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

425 Pike Street, Seattle, WA	98101
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants (expiring November 14, 2018)	Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-156097

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder is “Warrants (expiring November 14, 2018).” The material set forth in the section captioned “Description of Warrant to Purchase Common Stock,” in the Registrant’s Form S-3 Registration Statement (Registration No. 333-156097) filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2008, and the section captioned “Description of Warrants” in the Registrant’s Preliminary Prospectus Supplement dated March 8, 2010 filed pursuant to Rule 424(b), is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Form of Warrant Agreement between Registrant and American Stock Transfer & Trust Company, LLC

4.2	Form of Warrant (included as part of Exhibit No. 4.1)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WASHINGTON FEDERAL, INC.

By:	/S/ BRENT J. BEARDALL
Brent J. Beardall
Executive Vice President & Chief Financial Officer

Date: March 9, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant Agreement between Registrant and American Stock Transfer & Trust Company, LLC

4.2	Form of Warrant (included as part of Exhibit No. 4.1)